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                                                                     EXHIBIT 2.5

                          FIRST SUPPLEMENTAL INDENTURE



          FIRST SUPPLEMENTAL INDENTURE, dated as of May 12, 2003 (this "Supplemental Indenture"), between AZTECA HOLDINGS, S.A. DE C.V., a corporation (sociedad anonima de capital variable) established under the laws of the United Mexican States (the "Company"), having its principal office at Periferico Sur No. 4121, Colonia Fuentes del Pedregal, 14141, Mexico, D.F. and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

          WHEREAS, the Company and the Trustee are parties to that certain Indenture, dated as of January 31, 2002 (the "Indenture"), pursuant to which the Company issued US$150,000,000 in aggregate principal amount of its 10 1/2% Senior Secured Notes due 2003 (the "Notes");

          WHEREAS, Section 9.02 of the Indenture provides that modifications and amendments to the Indenture may be made and one or more indentures supplement to the Indenture may be entered into by the Company and the Trustee with the written consent of the holders (the "Holders") of a majority in aggregate principal amount of the Notes outstanding, except for certain specific modifications or supplements which require the unanimous written consent or unanimous affirmative vote of the Holders of the Notes;

          WHEREAS, the Company undertook an exchange offer and consent solicitation pursuant to an Offering Memorandum and Consent Solicitation Statement, dated March 3, 2003, as supplemented by a Supplement to the Offering Memorandum and Consent Solicitation Statement, dated April 25, 2003 (the "Offering Memorandum"), offering to exchange the Holders' Notes for its new 10 3/4% Senior Secured Amortizing Notes due 2008 (the "New Notes") and requesting that the Holders give their written consent to implement the amendments to the Indenture set forth in this Supplemental Indenture;

          WHEREAS, the Company has received the valid written consents of the Holders of at least a majority in aggregate principal amount outstanding of the Notes consenting to so amend the Indenture;

          WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding, and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized; and

          WHEREAS, in accordance with the terms of the Indenture, the Company has requested that the Trustee execute and deliver this Supplemental Indenture.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the


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Trustee  hereby  agree for the  benefit of each other and the equal and  ratable benefit of the Holders of the Notes as follows:

                                   Article I

                              INDENTURE AMENDMENTS

          Section 1.01 Amendments to Indenture.  The Indenture is hereby amended
                       -----------------------
as follows:

          (a) The table of contents of the Indenture is hereby amended by (i) replacing the heading "Limitation on Other Business Activities" in Section 4.06 with the heading "[intentionally omitted];" (ii) replacing the heading "Limitation on Indebtedness of the Company and Limitation on Preferred Stock of TV Azteca" in Section 4.07 with the heading "[intentionally omitted];" (iii) replacing the heading "Limitation on Indebtedness of TV Azteca and its Restricted Subsidiaries" in Section 4.08 with the heading "[intentionally omitted];" (iv) replacing the heading "Limitation on Restricted Payments" in Section 4.09 with the heading "Asset Disposition Proceeds Offer to Purchase;" (v) replacing the heading "Limitation on Dividend and Other Payment Restrictions Affecting Certain Subsidiaries" in Section 4.10 with the heading "[intentionally omitted];" (vi) replacing the heading "Required Stock Ownership; Limitation on Liens" in Section 4.11 with the heading "[intentionally omitted];" (vii) replacing the heading "Limitation on Sale and Leaseback Transactions by TV Azteca and its Restricted Subsidiaries" in Section 4.12 with the heading "[intentionally omitted];" (viii) replacing the heading "Limitation on Asset Dispositions by TV Azteca and its Restricted Subsidiaries" in Section 4.14 with the heading "[intentionally omitted];" (ix) replacing the heading "Limitation on Transactions with Affiliates" in Section 4.15 with the heading "[intentionally omitted];" (x) replacing the heading "Limitation on Interest Rate, Currency or Commodity Price Agreements" in Section 4.16 with the heading "[intentionally omitted];" (xi) replacing the heading "Provision of Financial Information" in Section 4.17 with the heading "[intentionally omitted];" (xii) replacing the heading "Limitation on Designation of Unrestricted Subsidiaries" in Section 4.18 with the heading "[intentionally omitted];"
               (xiii) replacing the heading "Merger, Consolidation and Certain Sales of Assets" of Article V with the heading "[intentionally omitted];" and (xiv) replacing the heading "Cure, Waiver or Rescission of Cross-Acceleration or Payment Default" of Section
               6.04 with the heading "[intentionally omitted]."

          (b) Section 1.01 of the Indenture is hereby amended to include the following definitions:


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               "Exchange  Offer"  means  the  Company's  offer to  exchange  the
               Holders' Notes for New Notes made pursuant to an Offering Memorandum and Consent Solicitation Statement, dated March 3, 2003, as supplemented by a Supplement to the Offering Memorandum and Consent Solicitation Statement, dated April 25, 2003.

               "New Notes" means the US$80,082,000 in aggregate principal amount of the Company's 10 3/4% Senior Secured Amortizing Notes due 2008.

               "Release Percentage" means 76.694% of the 2003 TV Azteca Pledged Shares held pursuant to the CPO Pledge Agreement on the date of the consummation of the Exchange Offer.

          (c) The definition of "2003 Unefon Rights" set forth in Section 1.01 of the Indenture is deleted in its entirety and replaced with the following:

               "2003 Unefon Rights" means the Unefon Rights with respect to 34,310,092 ordinary, no par value, Series "A" shares of Unefon, consisting of (i) 4,837,106 shares of Capital Stock of Unefon that may be acquired pursuant to the exercise of the Unefon Rights associated with the 2003 TV Azteca Pledged Shares and (ii) 29,472,986 shares of Capital Stock of Unefon that may be acquired pursuant to the exercise of the Unefon Rights associated with 235,358,095 Azteca Holdings Series A Shares.

          (d) Article IV is amended by deleting the text of Sections 4.06, 4.07, 4.08, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17 and 4.18 in
               their entirety and inserting in lieu thereof the text "[intentionally omitted]."

          (e)  The words  "Limitation on Restricted  Payments" in the heading to
               Section 4.09 are deleted and replaced with the words "Asset Disposition Proceeds Offer to Purchase."

          (f) Section 4.09 is amended by deleting all of the text thereof, except for the text contained in subparagraph (d)(i). The text of such subparagraph is amended by deleting the words "60 days" in the first line and replacing them with the words "6 months" and by deleting the words "pursuant to Section 4.14" in the second line and replacing them with the words "with the proceeds of an Asset Disposition."

          (g) Section 4.13 is amended by deleting the words "30 days" in the first line and replacing them with the words "6 months."

          (h) The text of Article V is hereby deleted in its entirety and replaced with the text "[intentionally omitted]."

          (i) Sections 6.01(e), (f), (g), (h) and (i) are hereby deleted in their entirety.


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          (j)  Section  6.02 is  amended by  deleting  the first  sentence.  The second sentence of Section 6.02 is amended by deleting the words "any other" and replacing them with the word "an."

          (k) Section 6.04 is amended by deleting the text in its entirety and inserting in lieu thereof "[intentionally omitted]."

          (l)  A new Section 11.04(j) is included in the Indenture
                           to read as follows:

               Notwithstanding anything to the contrary contained herein, the Trustee shall instruct the 2003 Collateral Agent to release from the CPO Pledge Agreement on May 12, 2003 in connection with the consummation of the Exchange Offer, that portion of the 2003 TV Azteca Pledged Shares equal to the Release Percentage.

          Section 1.02 Mutatis Mutandi Effect.  The Indenture,  as supplemented,
                       ----------------------
is hereby amended  mutatis  mutandi to reflect  amendments  described in Section
1.01 hereof.

                                   Article II

                                  MISCELLANEOUS

          Section  2.01 Terms  Defined.  For all  purposes of this  Supplemental
                        --------------
Indenture, except as otherwise defined herein, capitalized terms used in this Supplemental Indenture shall have the meanings ascribed to such terms in the Indenture.

          Section 2.02 Indenture  Ratified.  Except as expressly amended hereby,
                       -------------------
the Indenture and the Notes are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. From and after the effectiveness of this Supplemental Indenture, any reference to the Indenture shall mean the Indenture as so amended by this Supplemental Indenture.

          Section 2.03 Parties Bound. This  Supplemental  Indenture shall form a
                       -------------
part of the Indenture for all purposes, and every holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Upon the execution of this Supplemental Indenture, the Indenture and the Notes theretofore issued shall be deemed to be modified and amended in accordance with this Supplemental Indenture and the respective rights, limitation of rights, obligations, duties and immunities under the Indenture of the Company and the Trustee and the Holders of the Notes shall thereafter be determined, exercised and enforced thereunder subject in all respects to such modifications and amendments, and all the terms and conditions of this Supplemental Indenture shall be and be deemed to be part of the terms and conditions of the Indenture and the Notes theretofore issued for any and all purposes.

          Section 2.04  Successors and Assignees.  All agreements of the Company
                        ------------------------
and the Trustee in this Supplemental Indenture, the Indenture and the Notes shall bind their


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respective successors and assigns. This Supplemental  Indenture shall be binding upon each Holder of Notes and their respective successors and assigns.

          Section 2.05 Counterparts. This Supplemental Indenture may be executed
                       ------------
in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

          Section 2.06 Severability.  In case any provision in this Supplemental
                       ------------
Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section  2.07  Headings.  The headings of the Articles and Sections of
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this Supplemental Indenture have been inserted for convenience of reference only and are not to be considered part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions of this Supplemental Indenture.

          Section  2.08  Effective  Date of this  Supplemental  Indenture.  This
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Supplemental  Indenture and the amendments to Sections 1.01,  4.06,  4.07, 4.08,
4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 6.01, 6.02, 6.04 and
11.04 and Article V shall be effective pursuant to Section 9.03 of the Indenture immediately upon execution by the Company and delivery to and execution by the Trustee of this Supplemental Indenture.

          Section 2.09 Trustee Disclaimer.  The Trustee accepts the amendment of
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the Indenture  effected by this  Supplemental  Indenture as hereby amended,  but only upon the terms and conditions set forth in the Indenture, including the terms and conditions defining and limiting the liabilities and responsibilities of the Trustee in the performance of its duties and obligations under the Indenture, as hereby amended. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to
(i) the validity, efficacy, or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by corporate action or otherwise, or (iii) the due execution hereof by the Company and the Trustee makes no representation with respect to any such matters.

          Section 2.10  Governing  Law.  This  Supplemental  Indenture  shall be
                        --------------
governed by and construed in accordance with the internal laws of the State of New York without giving effect to principles of conflicts of laws.


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     IN WITNESS  WHEREOF,  the parties  hereto  have  caused  this  Supplemental
Indenture to be duly executed as of the date first above written.



                                       AZTECA HOLDINGS, S.A. DE C.V.



                                       By: /s/ Luis Ontiveros
                                           --------------------------------
                                       Name:    Luis Ontiveros
                                       Title:   Attorney-in-Fact



                                       By: /s/ Othon Frias
                                           --------------------------------
                                       Name:    Othon Frias
                                       Title:   Attorney-in-Fact


                                       THE BANK OF NEW YORK,
                                           as Trustee



                                       By: /s/ Miguel Barrios
                                           --------------------------------
                                       Name:    Miguel Barrios
                                       Title:   Representante Legal